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                                                                    Exhibit 2.1


                           DATED            December 1999


                                    AGREEMENT

                            for the sale and purchase

                        of certain business and assets of

                              OMTOOL EUROPE LIMITED

                                and OMTOOL, LTD.







                         INTERNATIONAL PRESENCE PLC (1)

                            OMTOOL EUROPE LIMITED (2)

                                OMTOOL, LTD. (3)



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PARTIES



(1) INTERNATIONAL PRESENCE PLC (No. 3709669) whose registered office is at 100 Gray's Inn Road, London WC1X 8BY ("the Purchaser"); and

(2) OMTOOL EUROPE LIMITED ("Europe") (No. 1998843) whose registered office is at 76 Coombe Road, Kingston-upon-Thames, Surrey, England and (3) OMTOOL, LTD. ("Omtool"), a corporation organized under the State of Delaware whose principal office is at 8 Industrial Way, Salem, NH 03079, United States of America (together "the Vendors").



INTRODUCTION



         The Vendors wish to sell and the Purchaser wishes to buy the IBM AS/400 business as defined within this Agreement and the attached Schedules and it is hereby agreed that the Purchaser shall take over the Business as a going concern on an "as is/where is basis" upon the terms and subject to the conditions of this Agreement.



INTERPRETATION



         In this Agreement, except where a different interpretation is clear from or necessary in the context, the following words and expressions shall have the following respective meanings:



         the Assets                                  all the following property, records, assets and rights of
                                                     the Vendors used in the conduct of the Business comprising the benefit of the Customer Contracts, the customer list,
                                                     the Employees, the Goodwill, the Intellectual Property owned by the Vendors for use in the Business, and the Plant,
                                                     excluding (i) current receivable balance from previous sales or licenses of IBM AS/400 products, (ii) cash collected
                                                     under current customer support contracts, (iii) contracts
                                                     with vendors, such as providers of third-party hardware
                                                     products, (iv) governmental licenses and permits,
                                                     (v) trademarks not specifically listed under "Goodwill" below and (vi) Vendors' office facilities and, except as listed
                                                     under "Plant", equipment.


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

         the Business                                the business of the design, development, marketing,
                                                     licensing, distribution and support of computer software
                                                     products for facsimile and other communication applications for the IBM AS/400 marketplace together with the respective resale of related IBM AS/400 third-party hardware products and the provision of related consulting, customization,
                                                     configuration, installation and support services carried on by the Vendors under the name "Omtool" or "CMA-Ettworth"



         Business Day                                a day other than a Saturday or a Sunday on which the
                                                     clearing banks are open for business in the City of London



         Completion                                  completion of the sale and purchase of the Assets and
                                                     take-over of the Business



         Completion                                  4th January 2000



         Customer Contracts                          the contracts including those listed in schedule 3 between the
                                                     Vendors and clients of the Business for the supply of services to such clients



         the Employees                               those employees of the Vendors engaged in the Business as
                                                     exclusively listed in Schedule 1, whose contracts of employment are to be taken over by the Purchaser.



         the Goodwill                                the goodwill of the Vendors in relation to the Business together with the exclusive right (so far as the Vendors can grant it) for the
                                                     Purchaser to use the names CMA-Ettworth, Telex/Fax/400, Voice Access, IMPS and IMPS II in succession to, and to the exclusion of, the Vendors



         Intellectual Property                       trade names, rights in logos and get-up, trade secrets,
                                                     registered designs, design rights, patents,



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

                                                     letters patent, utility models, semi-conductor topographies, all rights of whatsoever nature in computer software and data in each case only insofar as relates exclusively to the software products known as Telex/Fax/400,
                                                     Voice Access, IMPS and IMPS II, all intangible rights and privileges of a nature similar to any of the foregoing, in every case in any part of the world and whether or not registered; and including all granted registrations and all applications for registration in respect of any of the same; but excluding any rights to the OMTOOL name;



         the Liabilities                             any liabilities or obligations of any nature of the Vendors in relation to the Business or attaching to the Business or
                                                     Assets incurred or arising in respect of any action,
                                                     omission, matter of transactions occurring on or prior to
                                                     Completion excluding existing obligations of the Vendors
                                                     under the Customer Contracts



         the Plant                                   the plant and equipment listed in Schedule 4



         the Transfer Regulations                    the Transfer of Undertakings (Protection of Employment)
                                                     Regulations 1981, as amended



SALE AND PURCHASE OF THE ASSETS AND TRANSFER OF THE BUSINESS



         For the consideration price of US $600,000 the Vendors shall sell as legal and beneficial owner and with full title guarantee and the Purchaser shall purchase the Business and the Assets on an "as is/where is basis", to the best of the knowledge of the Vendors free from all options, liens, charges, encumbrances and all other adverse rights and interests, with effect from Completion. In the case of any of the Assets which are capable of transfer by delivery, title to that Asset shall pass to the Purchaser by delivery. The Vendors make no representation or warranty, express or implied, as to the Business or the Assets and all implied covenants (other than as to title) under UK Sale of Goods or Services legislation are hereby expressly excluded.



         The Purchaser shall take over the Business as a going concern upon Completion.


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         There shall be excluded from the sale and purchase under this
Agreement:



         (a) the Liabilities, other than Liabilities under the Customer Contracts which are hereby assumed by the Purchaser, and

         (b)      cash in hand or at bank and current accounts receivable.



OBLIGATIONS OF THE VENDORS PRIOR TO COMPLETION

         The Vendors undertake that once this Agreement is signed but prior to actual completion that they shall:


         (a) assist the Purchaser to affect a smooth transfer of the Business such as the drafting of a letter to all customers informing them of the transfer, the enclosure of a novation agreement and invoice for the renewal of any contracts, plus reasonable access to all databases and information concerning the Business;

         (b) permit a representative of the Purchase to attend at the offices of the Vendors at Coombe Road, Kingston upon Thames ("the Premises") and the offices of Omtool in the US for the purpose of novation of the Customer Contracts;

         (c) not knowingly enter into any agreements that could be detrimental to the Business;

         (d) work with the Purchaser to effect the transfer and delivery of all the Plant; and

         (e) appoint the Purchaser as an Authorized Reseller for the product known as Fax Sr subject to the terms and conditions of a standard reseller agreement and permit the Purchaser to sell such product under the brand name IMPS II.

OBLIGATIONS OF THE VENDORS AFTER COMPLETION

         The Vendors undertake that after Completion that they will use reasonable efforts to:


         (a) continue to give to the Purchaser such information and reasonable assistance as the Purchaser may reasonably require in connection with the Business;

         (b) execute such further assurances and afford such assistance as the Purchaser may reasonably require to vest in the Purchaser (or its nominee) the full and unfettered benefit of the Business and the Assets; and

         (c) inform all persons inquiring about the Business of the Transfer of the Business to The Purchaser and pass on to the Purchaser within two Business Days of receipt any



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                  enquiry relating to the Business or for the supply of goods or in connection with the Business.

OBLIGATION OF THE PURCHASER AFTER COMPLETION

         The Purchaser undertakes after Completion that it will:


         (a) honor and perform the Customer Contracts, and support the customers through expiration or termination of the Customer Contracts; and

         (b) hold in trust for the Vendors and promptly transfer and report to the Vendors any amount received on account of the current receivable balance being retained by the Vendors.

CONSIDERATION PAYABLE BY THE PURCHASER

         The total consideration payable by the Purchaser to the Vendors for the Assets shall be US$ 600,000 which shall be appointed among the Assets as follows:

------------------------------------------------------------ ---------------------------------------------------------
ASSET                                                        PRICE $
------------------------------------------------------------ ---------------------------------------------------------
the Goodwill and Customer List                               $1.00
------------------------------------------------------------ ---------------------------------------------------------
the Intellectual Property                                    $599,998
------------------------------------------------------------ ---------------------------------------------------------
Customer Contracts                                           $1.00
------------------------------------------------------------ ---------------------------------------------------------

         The consideration payable shall be paid in the following amounts on the following dates by telegraphic transfer, and time shall be of the essence.


------------------------------------------------------------ ---------------------------------------------------------
AMOUNT (US$)                                                 DATE
------------------------------------------------------------ ---------------------------------------------------------
150,000                                                      Completion Date
------------------------------------------------------------ ---------------------------------------------------------
150,000                                                      15th April 2000
------------------------------------------------------------ ---------------------------------------------------------
150,000                                                      15th July 2000
------------------------------------------------------------ ---------------------------------------------------------
150,000                                                      15th October 2000
------------------------------------------------------------ ---------------------------------------------------------

         The Purchase guarantees to pay the full consideration regardless of the performance of the Business after the Completion.


COMPLETION

         Completion of the sale and purchase of the Assets and take over of the Business shall take place of the Completion Date on the Premises.


         Upon Completion the Vendors shall deliver of cause to be delivered or make fully available to the Purchaser:

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         (a)      an assignment of all registered Intellectual Property (if
                  any);

         (b) all Assets capable of transfer by delivery or by physical transfer; and

         (c) all books and records and all contracts, licenses, customer data and files, and all other documents exclusively concerning the Business.

EMPLOYEES

         The Vendors and the Purchase acknowledge that the transfer of the Business (so far as it relates to the Employees employed in the United Kingdom) constitutes a relevant transfer of the whole of the undertaking of the Business for the purposes of Transfer Regulations. The Vendors will use all reasonable efforts to assist in the transfer of the Employees to the employment of the Purchaser and will indemnify the Purchaser from all actions arising from any person (not being an Employee) concerning their employment by The Vendor or The Purchaser. The Purchaser will indemnify the Vendors from all actions against the Vendors relating to any charges to the terms of employment of the Employees instituted by the Purchaser after Completion.


COVENANTS

         To ensure that the Purchaser receives the full value of the Business and the full benefit of the goodwill of the Business each of the Vendors hereby undertakes and covenants with the Purchaser that none of them, none of their respective holding companies or subsidiaries shall for a period of one year after the date of this Agreement directly within the United Kingdom and in the United States:


         (a) carry on or be engaged directly in any trade or business providing facsimile or other communication applications for the AS/400 or related services in competition with the trade or business of the Business as currently carried on; or

         (b) either on its own behalf or on behalf of any person, firm or company directly or indirectly have any dealings with or endeavor to entice away from the Business or solicit or interfere with any person, firm or company who at that date does (or, as regards a person, firm or company that he has been engaged or involved with, at any time during the period of two years prior to that date shall have been doing) business with the Business and who the Purchaser reasonably considers to have been a regular customer, client, supplier or distributor of the Business for the purpose of assisting any trade or business which provides facsimile or other communication applications for the AS/400 or related services in competition with the Business or

         (c) either on its own behalf or on behalf of any person, firm or company directly or indirectly employ or engage or induce or seek to induce to leave the service of the Purchaser any person who at that date shall have been employed by the Business.


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         The parties agree that the benefit of the covenants and undertakings given in this clause shall be assignable in whole or in part by the Purchaser to, and become enforceable by, any company which is a subsidiary or holding company of the Purchaser which from time to time is the owner of the Business or any material part hereof.


         After Completion, the Vendors shall not without the Purchaser's express agreement and save as expressly contemplated by this Agreement hold itself out as being interested in or in any way connected with the Business or authorize any person to hold out the Vendors as being so interested.


GENERAL PROVISIONS

         Each party shall pay its own legal, accountancy and other costs, charges and expenses incurred in connection with this Agreement,


         This Agreement and the documents referred to in this Agreement constitute the whole agreement between the parties in relation to the subject matter covered. No oral explanation or oral information given by any party shall alter the interpretation of this Agreement. It is agreed that:


         (a) no party has entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement;

         (b) in the absence of fraud, no party will have any remedy in respect of any untrue statement, made to it or its representatives or agents, upon which it or they relied and such party's only remedy will be for breach of contract; and

         (c) this clause shall not exclude any liability for fraudulent misrepresentation.

         This Agreement and all documents supplemental thereto is governed by and is to be construed in accordance with English law.




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                                   SCHEDULE 1

                                    EMPLOYEES


Basil Prestcott - UK

Jean Harler - USA

Mac MacDonald -- USA



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                                   SCHEDULE 2

                              INTELLECTUAL PROPERTY


Telex Fax 400

Voice Access

Imps I

Imps II




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                                   SCHEDULE 3

                                    CONTRACTS


As per attached Deferred Income Schedules provided to The Purchaser during Due Diligence.




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                                   SCHEDULE 4

                                      PLANT

         1. 2 IBM AS/400's with connected IMPS units (one in Florida USA, one in Kingston-upon-Thames, UK)

         2.       Replacement fax and telex boxes.

         3.       Connected AS/400 Printers.

         4.       IBM AS 400 for tape production (Boston, USA)




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
ATTESTATIONS


SIGNED by                                            )
For and on behalf of                                 )        /s/ Glyn Davies
INTERNATIONAL PRESENCE PLC                           )
in the presence of:                                  )



SIGNED by                                            )
For and on behalf of                                 )        /s/ Darioush Mardan
OMTOOL EUROPE LIMITED                                )
in the presence of:                                  )



SIGNED by                                            )
For and on behalf of                                 )        /s/ Darioush Mardan
OMTOOL, LTD.                                         )
in the presence of:                                  )









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